UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: July 18, 2014
(Date of earliest event reported)

ADS Waste Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-191109	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
90 Fort Wade Road
Ponte Vedra, Florida 32801
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2014, ADS Waste Holdings, Inc. (the “Company”) and Richard Burke entered into an amendment (“Amendment”) to the employment agreement, dated as of November 20, 2012, between the Company and Mr. Burke.

Pursuant to the terms of the Amendment, effective as of July 1, 2014, Mr. Burke assumed the position of the Company’s Chief Executive Officer, as previously disclosed in the Company’s Form 8-K, dated January 21, 2014. Mr. Burke will receive an annual base salary of $525,000. The Company will recommend to the Compensation Committee of the Board of Directors of Advanced Disposal Waste Holdings Corp. (“Parent”) for approval the establishment of an option pool for the benefit of Mr. Burke (the “Pool”), providing for the grant of options to purchase up to 4,000 shares of the common stock of Parent (“Performance Based Options”). Following the approval of the Pool, the Board of Directors of Parent will grant to Mr. Burke Performance Based Options to purchase up to 1/3 of the shares allocated to the Pool (1,333.33 shares) in respect of each of the performance periods of 2014, 2015 and 2016, with the actual number of shares underlying the Performance Based Option to be granted for each performance period to be determined based on the achievement of the Company’s EBITDA performance that is a specified percentage of the Company’s annual budget. The Performance Based Options will be subject to the terms and conditions of the Advanced Disposal Waste Holdings Corp. 2012 Stock Incentive Plan, as amended from time to time. In addition, the promissory note, dated November 20, 2012, delivered to Parent by Mr. Burke, was canceled effective as of July 18, 2014, and the unpaid principal amount of $250,000 and all accrued and outstanding interest due thereunder were forgiven.

If any of the payments or benefits provided by the Company or its affiliates to Mr. Burke constitute “parachute payments” subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, then the Company will pay Mr. Burke an additional amount equal to the sum of the excise tax payable by Mr. Burke, plus the amount necessary to put Mr. Burke in the same after-tax position that he would have been if he had not incurred any tax liability under Section 4999 (the “Gross-Up Payment”). Mr. Burke will not be entitled to the Gross-Up Payment after the second anniversary of the first public offering of equity securities of Parent or the Company.

This summary is qualified by the entirety of the terms and conditions set forth in the Amendment that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit
No.        Description

10.1        Amendment No. 1 to Executive Employment Agreement with Richard Burke, dated July 18, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS WASTE HOLDINGS, INC.

	By:	/s/ Steven R. Carn
	Name:	Steven R. Carn
	Title:	Chief Financial Officer

Dated: July 23, 2014

Exhibit Index

Number and Description of Exhibit

(10.1)	Amendment No. 1 to Executive Employment Agreement with Richard Burke, dated July 18, 2014.

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